Exhibit 99.2

News Release

For more information contact:

Investor Relations:

Jim Shields

901.597.6839

James.shields@servicemaster.com

Media:

Peter Tosches

901.597.8449

Peter.tosches@servicemaster.com

ServiceMaster Global Holdings, Inc. Announces

$300 Million Share Repurchase Program

MEMPHIS, TENN. — February 25, 2016  —ServiceMaster Global Holdings, Inc.  (NYSE: SERV), a leading provider of essential residential and commercial services, today announced that its Board of Directors has approved a three-year share repurchase program, under which the company may repurchase up to $300 million of its outstanding common stock. As of December 31, 2015, the company had approximately 135.5 million shares of common stock outstanding.

The share repurchase program is part of the company’s capital allocation strategy that focuses on sustainable growth and maximizing shareholder value. As part of the strategy, the company has set a target Net Debt to Adjusted EBITDA ratio range of 2.5x to 3.0x.

As of December 31, 2015, the company’s ratio of Net Debt to Adjusted EBITDA was 4.2x.

Under the share repurchase program, the company may repurchase shares in accordance with all applicable securities laws and regulations, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The extent to which the company repurchases its shares, and the timing and manner of such repurchases, will depend upon a variety of factors, including market conditions, regulatory requirements and other corporate considerations, as determined by the company. The repurchase program may be suspended or discontinued at any time. The company expects to fund the purchases from operating cash flow.

Net Debt and Adjusted EBITDA are non-GAAP financial measures and should not be considered as alternatives to GAAP financial measures. Management views the leverage ratio of Net Debt to Adjusted EBITDA as the most useful indicator of when the company would be in a position to repurchase shares and return funds to shareholders. Net Debt is defined as face value of debt less unrestricted cash and marketable securities. A reconciliation of Adjusted EBITDA to income from continuing operations and the calculation of Net Debt are set forth below.

Non-GAAP Reconciliations

Year Ended
December 31,
(In millions)	2015
Adjusted EBITDA	$622

Adjustments to reconcile Adjusted EBITDA to Income from Continuing Operations:
Depreciation and amortization expense	(84)
401(k) Plan corrective contribution	(23)
Non-cash stock-based compensation expense	(10)
Restructuring charges	(5)
Gain on sale of Merry Maids branches	7
Provision for income taxes	(107)
Loss on extinguishment of debt	(58)
Interest expense	(167)
Other non-operating expenses	(12)
Income from Continuing Operations	$162

Year Ended
December 31,
(In millions)	2015
Face value of debt	$2,843
Unrestricted cash and marketable securities:
Cash and cash equivalents	296
Marketable securities	24
Long-term marketable securities	57
Restricted net assets	(169)
Total unrestricted cash and marketable securities:	208
Net Debt	$2,635

Information Regarding Forward-Looking Statements

This press release contains forward-looking statements and cautionary statements, including the company’s expectations regarding its share repurchase program. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates, ” “considers” or other comparable terms. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control, including, without limitation, the risks and uncertainties discussed in the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in the company’s reports filed with the U.S. Securities and Exchange Commission. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release.

Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation, lawsuits, enforcement actions and other claims by third parties or governmental authorities; compliance with, or violation of environmental health and safety laws and regulations; 401(k) Plan corrective contribution; the effects of our substantial indebtedness; changes in interest rates, because a significant portion of our indebtedness bears interest at variable rates; weakening general economic conditions; weather conditions and seasonality; the success of our business strategies, and costs associated with restructuring initiatives. The company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

About ServiceMaster

ServiceMaster Global Holdings, Inc. is a leading provider of essential residential and commercial services, operating through an extensive service network of more than 8,000 company-owned locations and franchise and license agreements. The company’s portfolio of well-recognized brands includes American Home Shield (home warranties), AmeriSpec (home inspections), Furniture Medic (furniture repair), Merry Maids (residential cleaning), ServiceMaster Clean (janitorial), ServiceMaster Restore (disaster restoration) and Terminix (termite and pest control). The company is headquartered in Memphis, Tenn. Go to www.servicemaster.com for more information about ServiceMaster or follow the company at twitter.com/ServiceMaster or Facebook.com/ServiceMaster.